EXHIBIT 10.6
                                                                   -------------

                               LICENSE AGREEMENT
                               ------------------
THIS AGREEMENT MADE EFFECTIVE AND EXECUTED AS OF October 31, 2001 (the "Effective Date").
BETWEEN:

REACH  TECHNOLOGIES,  INC
--------------------------

Suite  201  -  2288  W  12th  Ave
Vancouver,  B.C.
V6K  4R2
("REACH")

AND:

WIZBANG  TECHNOLOGIES  INC.
----------------------------

Suite  679,  185  -  911  Yates  Street
Victoria,  British  Columbia
CANADA  V8V  4Y9
 ("WIZBANG")

WHEREAS:
     A. REACH (a British Columbia Corporation) is in the business producing Digital Data Recorders;
     B. WIZBANG (a Washington Corporation) is a corporation specifically created to market REACH'S Digital Data Recorders through the purchase of the Licensing Agreement dated September 22, 2000;
     C. REACH and WIZBANG wish to amend the Licensing Agreement dated September 22, 2000 as it pertains to territories (the "Transaction");
     D. REACH and WIZBANG agree that this Agreement will constitute a binding agreement upon them in respect of the Transaction, such to be on the terms and conditions contained herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained, the parties hereto do covenant and agree (the "Agreement") each with the other as follows:

1.     REPRESENTATIONS  AND  WARRANTIES
       --------------------------------
1.1 WIZBANG represents and warrants to REACH that WIZBANG has good and sufficient right and authority to enter into this Agreement and carry out its obligations under this Agreement on the terms and conditions set forth herein, and this Agreement is a binding agreement upon WIZBANG enforceable against it in accordance with its terms and conditions.

1.2 REACH represents and warrants to WIZBANG that REACH has good and sufficient right and authority to enter into this Agreement and carry out its obligations under this Agreement on the terms and conditions set forth herein, and this Agreement is a binding agreement upon REACH enforceable against it in accordance with its terms and conditions.

2.     LICENSE  AMENDMENT
       ------------------
2.1 The parties agree that, in exchange for the payment by promissory note of $20,000 by WIZBANG to REACH and subject to the terms and conditions of this Agreement, the Licensing Agreement dated September 22, 2000 will be converted as follows:
     (a) The Licence Agreement will be a worldwide exclusive licence, except in the territories of Washington DC, Virginia, West Virginia, Maryland, Pennsylvania, New York, Connecticut, Massachusetts, Vermont, New Hampshire, Maine, Ohio, Kentucky and Tennessee were the license will be non exclusive (the "Nonexclusive Territories"));
     (b) WIZBANG will continue to purchase and resell the Digital Data Recorder licensed product line from REACH; and
     (c) WIZBANG will also have the right to arrange for customer purchase orders to be made out directly to REACH and to require REACH to invoice the customers directly and to remit the gross invoice receipts to Wizbang when received. In such cases WIZBANG is required to remit the wholesale purchase price back to REACH within 5 days of receipt of the invoice proceeds. Arrangement may be made with REACH for later payment of the wholesale purchase price if mutually agreed.

2.2 All other terms in the Licensing Agreement dated September 22, 2000 shall remain.

3.     GENERAL
       -------
3.1 Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement.

3.2 This Agreement constitutes the entire agreement between the parties hereto in respect of the matters referred to herein.

3.3 The parties hereto shall execute and deliver all such further documents and do all such acts as any party may, either before or after the execution of this Agreement, reasonably require of the other in order that the full intent and meaning of this Agreement is carried out.

3.4 No amendment or interpretation of this Agreement shall be binding upon the parties hereto unless such amendment or interpretation is in written form executed by all of the parties to this Agreement.

3.5 Any notice or other communication of any kind whatsoever to be given under this Agreement shall be in writing and shall be delivered by hand, email or by mail to the parties at:

Reach  Technologies,  Inc.               Suite  103  -  1581H  Hillside  Avenue
Suite  122  -  2055  York  Avenue        Victoria,  B.C.
Vancouver,  B.C.                         Canada      V8T  2C1
V6J  1E5

Attention:  Glenn  Jones                 Attention:  Mike  Frankenberger

------------------------
or to such other addresses as may be given in writing by the parties hereto in the manner provided for in this paragraph.

3.6 This Agreement may not be assigned by any party hereto without the prior written consent of all of the parties hereto.

3.7 This Agreement shall be governed by the laws of Washington State applicable therein, and the parties hereby attorn to the jurisdiction of the Courts of Washington State.

3.8     This  Agreement  may  be  signed  by  fax  and  in  counterpart.
IN WITNESS WHEREOF the parties have hereunto set their hands and seals effective as of the Effective Date first above written.


SIGNED, SEALED AND DELIVERED BY         SIGNED, SEALED AND DELIVERED BY
REACH TECHNOLOGIES, INC                 WIZBANG TECHNOLOGIES INC.
per: /s/ Glenn Jones                    per: /s/ Mike Frankenberger

Authorized Signatory                    Authorized Signatory
Name of Signatory: Glenn Jones          Name of Signatory: Mike Frankenberger
Title of Signatory: Director            Title of Signatory: Director

                                 PROMISSORY NOTE


     October  31,  2001


     FOR VALUE RECEIVED, Wizbang Technologies Inc. of Suite 679, 185 - 911 Yates Street, Victoria, British Columbia CANADA V8V 4Y9 promises to pay to the order of Reach Technologies Inc., Suite 103 - 1581H Hillside Ave Victoria, B.C. Canada V8T 1C1, or its assigns ("Holder"), the sum of twenty thousand dollars ($20,000.00 US) in the following manner:

     Interest shall accrue on the unpaid balance at the rate of seven percent (7%) per annum from the date set forth above.

     Principle and interest is due on October 31, 2003 or by earlier demand by the Holder. Prepayment may be made at any time.

          Upon default in the payment or of interest within ten (10) days of when payment is due, the whole of the principal sum then remaining unpaid and all interest accrued thereon shall, at the option of Holder, become immediately due and payable, without demand or notice. In the event any payment hereunder is not made within ten (10) days of when payment is due, Reach Technologies, Inc shall have the right to terminate Licensing Agreement dated September 22, 2000, as amended October 31, 2001, immediately and without penalty.

This Note shall be construed in accordance with the laws of the State of Washington and venue shall lie in King County, Washington.

     This  Agreement  may  be  signed  by  fax  and  in  counterpart.

     EXECUTED  as  of  this  31st  day  of  October,  2001.





/s/  Mike  Frankenberger                              /s/  Glenn  Jones
------------------------                              -----------------
Wizbang  Technologies  Inc.                           Reach  Technologies Inc


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